Exhibit 99.1

Global Diversified Marketing Group Announces Rebranding, Changes Name to NetBrands Corp.

Global Diversified Marketing Group Rebrands to NetBrands Corp. with Planned Emphasis on Expanding Business Online

ISLAND PARK, N.Y., July 31, 2023 (GLOBE NEWSWIRE) — Global Diversified Marketing Group Inc., a Delaware corporation (OTC: GDMK) (the “Company”), announced today that the Company has changed its corporate name to NetBrands Corp. The Company’s new name reflects its plan to shift its business mix and continue to expand its digital footprint. This new brand identity embodies the organization’s renewed sense of purpose to expand its digital identity to capitalize on the continued growth in online sales in the United States and around the world.

The Company operates as a global diversified holdings company through several divisions. One of its divisions markets and sells multi-line consumer packaged goods (“CPG”) with branded product lines on a global basis. Another division acquires e-commerce assets as well as private businesses in various verticals and scales them up. As of now, brick-and-mortar stores contribute 90% of the Company’s total sales volume, with the remaining 10% coming from e-commerce.

Following the rebranding, the Company plans to accelerate the implementation of its new business model to increase its digital business percentage to 90%. Under the anticipated new model, the Company’s brick-and-mortar accounts will continue to expand, but will contribute only 10% of the organization’s business volume as the focus on e-commerce continues to grow through a stronger push to penetrate online channels. The Company began this transition in 2022 by building new online presence and acquiring certain e-commerce assets. In addition, the Company recently started selling its popular Nutraceutical Ezlyv gummy supplement line via Amazon.

In connection with the rebranding, the Company had filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to NetBrands Corp., which became effective as of March 29th, 2023. Additionally, the Company filed with FINRA a notification of the name change, and a voluntary request for a change of its trading symbol on the OTC Markets to “NBND”. On July 31st, 2023, FINRA approved the Company’s previously-announced decisions to change its name and ticker symbol, which became effective in the market as of July 31st, 2023.

No action is needed from current stockholders. The Company’s common stock will continue to be traded on OTC Markets and CUSIP number will not be changing.

“The Company’s rebranding is indicative of an organization on the move. Over the years, we have grown and evolved. Today we may look a little different with our new corporate identity, but our essence remains the same. We hope that this rebranding will enable us to take our brand to all-new heights by leveraging the power of online sales. Most importantly, however, the organization will be powered by the same team, products, and vision,” said the Company’s Chairman and CEO Paul Adler.

More about NetBrands Corp. and its diverse range of assets can be found at:

www.ezlyv.com

www.dolcibono.com

www.biscottelli.com

www.gdmginc.com

www.360worldsnacks.com

www.thehulafit.com

About NetBrands Corp. (formerly known as Global Diversified Marketing Group)

Headquartered in Island Park, NY, - NetBrands Corp. (f/k/a Global Diversified Marketing Group Inc.) operates as a global diversified holdings company through several divisions. One of its divisions markets and sells multi-line consumer packaged goods (“CPG”) with branded product lines on a global basis. Another division acquires ecommerce assets as well as private businesses in various verticals and scales them up.

Safe Harbor Statement

Certain statements in this announcement are forward-looking statements and are prospective in nature. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements.

These statements generally can be identified by the use of forward-looking words such as “may”, “should”, “will”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe” or “continue”, or the negative thereof or similar variations. Forward-looking statements in this news release include, but are not limited to, information concerning the ability of the Company to successfully achieve business objectives, and expectations for other economic, business, and/or competitive factors. Those assumptions and factors are based on information currently available to the Company. Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on forward-looking statements and forward-looking information because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The forward-looking information contained in this release is made as of the date hereof and the Company assumes no obligation to update or revise any forward-looking statements or forward-looking information that are incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

The foregoing statements expressly qualify any forward-looking information contained herein. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice.

Contact:

NetBrands Corp

Paul Adler, Chairman, President & CEO

800-550-5996

paul@gdmginc.com